EXHIBIT A TO FORM 3

INITIAL STATEMENT OF BENEFICIAL OWNERSHIP OF SECURITIIES

FOR NG ENG GUAN

In accordance with Instruction 4(b)(v).to Form 3, the names and addresses of the two joint filers are as follows:

E U Holdings Pte. Ltd.

34 Gul Crescent,

Singapore 629538

Neo Chin Heng

34 Gul Crescent,

Singapore 62953